Exhibit 99.2

Histogen Announces Closing of $14.0 Million Upsized Public Offering

SAN DIEGO, January 5, 2021 — Histogen Inc. (Nasdaq: HSTO), a clinical-stage therapeutics company focused on developing potential first-in-class therapeutics that ignite the body’s natural process to repair and maintain healthy biological function, today announced that it has closed its previously announced public offering of 11,600,000 shares of common stock, pre-funded warrants to purchase up to 2,400,000 shares of common stock and warrants to purchase up to an aggregate of 14,000,000 shares of common stock. The combined purchase price of one share of common stock and accompanying warrant was $1.00, and the combined purchase price of one pre-funded warrant and accompanying common warrant was $0.9999. Each share of common stock (or common stock equivalent offered through the issuance of a pre-funded warrant) was sold in the offering with one warrant to purchase one share of common stock. The common warrants have an exercise price of $1.00 per share, are immediately exercisable, and expire five years following the date of issuance. The pre-funded warrants have an exercise price of $0.0001 per share and are immediately exercisable.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds of the offering were approximately $14.0 million, prior to deducting placement agent’s fees and other estimated offering expenses payable by Histogen and assuming none of the warrants issued in the public offering are exercised for cash.

Histogen intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include continued development of products for our CCM, hECM and HSC programs, further research and development, capital expenditures and general and administrative expenses.

The securities described above were offered by Histogen pursuant to a registration statement on Form S-1 (File No. 333-251491) previously filed with and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on December 30, 2020, and an additional registration statement on Form S-1 filed pursuant to Rule 462(b) (File No. 333-251836), which became automatically effective on December 30, 2020. The offering was made only by means of a prospectus forming part of the effective registration statement. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at 646-975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Histogen

Histogen Inc. is a clinical-stage therapeutics company focused on developing potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function. Histogen’s innovative technology platform utilizes cell conditioned media and extracellular matrix materials produced by hypoxia-induced multipotent cells. Histogen’s proprietary, reproducible manufacturing process is designed to provide targeted solutions across a broad range of therapeutic indications including hair growth, dermal rejuvenation, joint cartilage regeneration and spinal disk repair. For more information, please visit www.histogen.com.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss the use of proceeds, our future operations and our ability to successfully initiate and complete clinical trials, obtain clinical trial data, and achieve regulatory milestones and related timing, including those related to the planned approval of the HST-003 investigational new drug application and planned Phase 1/2 clinical trial of HST-003 for regeneration of cartilage in the knee, the reporting of week 26 study data for the ongoing HST-001 Phase 1a/2b trial for androgenic alopecia in men and the planned Phase 1 study of emricasan for the treatment of COVID-19; the nature, strategy and focus of our business; the sufficiency of our cash resources and ability to achieve value for our stockholders; and the development and commercial potential and potential benefits of any of our product candidates. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of ours that could differ materially from those described in or implied by the statements in this press release, including: market and other conditions, the uncertainties associated with the clinical development and regulatory approval of our product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the potential that earlier clinical trials and studies of our product candidates may not be predictive of future results; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase its costs and expenses; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including those risks discussed in our filings with the Securities and Exchange Commission. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or circumstances or otherwise.

Contact:

Susan A. Knudson

Executive Vice President & CFO

Histogen Inc.

ir@histogen.com